                [SUTHERLAND, ASBILL & BRENNAN L.L.P. LETTERHEAD]



                                 April 24, 1997


Board of Directors
Protective Investment Company
2801 Highway 280 South
Birmingham, Alabama 35223

Directors:


    We hereby consent to the reference to our name under the caption "Legal Counsel" in the statement of additional information filed as part of post-effective amendment No. 7 to the Form N-1A registration statement for Protective Investment Company (File No. 33-71592). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.


                                          Sincerely,


                                          SUTHERLAND, ASBILL & BRENNAN L.L.P.


                                          By:         /s/ STEPHEN E. ROTH

                                          --------------------------------------
                                                       Stephen E. Roth